Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 033-52918) pertaining to the 1992 Stock Option Plan;

(2) Registration Statement (Form S-8 No. 033-61461) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan;

(3) Registration Statement (Form S-8 No. 333-123266) pertaining to the Astec Industries, Inc. 1998 Long-Term Incentive Plan, Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan, and Astec Industries, Inc. Executive Officer Annual Bonus Equity Election Plan;

(4) Registration Statement (Form S-8 No. 333-124420) pertaining to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan;

(5) Registration Statement (Form S-8 No. 333-133013) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan;

(6) Registration Statement (Form S-8 No. 333-134398) pertaining to the Astec Industries, Inc. 2006 Incentive Plan.

of our reports dated March 8, 2007 with respect to the consolidated financial statements and schedule of Astec Industries, Inc., Astec Industries, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Astec Industries, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
March 8, 2007